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                   SUMMIT BANCSHARES, INC. AND SUBSIDIARIES
                                  EXHIBIT 21
                        SUBSIDIARIES OF THE CORPORATION



Subsidiaries                                            State of Incorporation
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Summit National Bank, Fort Worth, Texas                 National Association

Summit Community Bank, N.A., Fort Worth, Texas          National Association

Summit Bancservices, Inc., Fort Worth, Texas            Texas